[LOWENSTEIN SANDLER LETTERHEAD]

                                   EXHIBIT 5.1


May 21, 1999


Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA  92868-3510

Re: Registration Statement on Form S-3 of Bergen Brunswig Corporation, Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III
         (Registration No. 333-74349)

Ladies and Gentlemen:

We have acted as special counsel to Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), and are rendering this opinion in connection with the preparation of the above-referenced Registration Statement on Form S-3 (No. 333-74349) (the "Registration Statement"), which was filed by Bergen and Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust," and collectively, the "Trusts"), on March 12, 1999 with the Securities and Exchange Commission (the "Commission"), and amended on May 14, 1999. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 aggregate public offering price of (i) Bergen's (a) senior unsecured debt securities (the "Senior Debt Securities"), which may be issued pursuant to an Indenture, dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association, as trustee (as amended or supplemented, the "Senior Indenture"); (b) subordinated unsecured debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an Indenture dated as of May 14, 1999 (as amended or supplemented, the "Subordinated Indenture"), between Bergen and Chase Manhattan Bank and Trust Company, National Association, as trustee; and (c) guarantees by Bergen of the preferred securities (the "Guarantees") described below pursuant to one or more preferred securities guarantee agreements (each a "Guarantee Agreement") to be entered into by Bergen; and (ii) preferred securities (the "Preferred Securities" and, together with the Debt Securities, the "Offered Securities") which may be issued by each Trust pursuant to their respective Declarations of Trust, as each may be amended (each a "Declaration"). The Offered Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

This opinion is delivered in accordance with the requirements of item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement in the form in which it was declared effective by the Commission on May 14, 1999 (together with the form of prospectus forming a part thereof); (ii) a copy of Bergen's Restated Certificate of Incorporation, as amended, to date; (iii) the By-Laws of Bergen, as amended to date; (iv) a Certificate of Good Standing for Bergen, dated May 3, 1999, issued by the New Jersey Secretary of State (v) the Senior Indenture; (vi) the Subordinated Indenture; (vii) the Guarantees; (viii) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on March 11, 1999 (each, a "Certificate of Trust"); (ix) the Declarations of each of the Trusts dated as of March 11, 1999 and (x) copies of certain resolutions adopted by the Board of Directors of Bergen relating to the execution of the Senior Indenture and the Subordinated Indenture, the issuance of the Debt Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters (the "Board Resolutions"). In rendering the opinions set forth below, we have also examined the original or a copy of certificates of public officials and corporate officers and have made such inquiries and investigations as we have deemed necessary for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures and authority of all signatories of such documents, other than the signatories on behalf of Bergen, the authenticity of all documents submitted to us as originals or copies, and the conformity to the originals of all copies. We have also assumed: (i) that all documents executed by any person or entity, other than those delivered by Bergen, constitute the legal, valid and binding obligations of, and are enforceable against, all such persons or entities, and (ii) the legal right and power of each party (other than Bergen) under all applicable laws and regulations to perform its obligations. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Bergen and others.

We are admitted to practice law only in the State of New Jersey. The opinions expressed herein are limited to (i) the corporate laws of the State of New Jersey, (ii) the federal laws of the United States of America and (iii) based solely upon the annexed opinion of Shearman & Sterling, the laws of the State of New York.

The Offered Securities may be issued from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon the foregoing and subject to the limitations expressed herein, we are of the opinion that:

          1. When (i) the appropriate officers of Bergen have taken all necessary action pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be; and (ii) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Debt Securities will be validly issued and binding obligations of Bergen, enforceable against Bergen in accordance with their terms.

          2. With respect to the Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the applicable Declaration and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Declaration; (ii) the appropriate officers of Bergen have taken all necessary action to fix and determine the terms of the applicable Guarantees in accordance with the Board Resolutions; (iii) the terms of the applicable Preferred Securities and the related Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration, and the Restated Certificate of Incorporation and By-laws of Bergen, or result in a default (with the passage of time or otherwise) under or a breach of any contract, indenture, mortgage, loan agreement, note, lease or other instrument binding upon the applicable Trust or Bergen, and so as to comply with any requirement or restriction imposed by any court or governmental agency or authority having jurisdiction over the applicable Trust or Bergen; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement, the prospectus contained therein and the prospectus supplement relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the Property Trustee (as defined in the applicable Declaration) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; and (vii) the applicable Trust receives the agreed-upon consideration therefor, the applicable Guarantee will be a valid and binding obligation of Bergen enforceable in accordance with its terms.

The opinions above are subject to the following qualifications:

          (a) The opinions as to enforceability are subject to: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, (iii) in the case of any claim denominated in a foreign currency or currency unit, provisions of law that require that a judgment for money damages rendered in a court in the United States be expressed only in United States dollars, (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, we express no opinion with respect to any Debt Securities that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

          (b) The opinions above with respect to the enforceability of the Guarantees are also subject to the qualification that certain of the guarantee and surety waivers contained in the Guarantees may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity or enforceability of any Guarantee, taken as a whole.

We hereby  consent to the filing of this opinion with the  Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us under the heading "Legal Opinions" in the prospectus included in the Registration Statement and under the heading "Legal Matters" in the prospectus supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ LOWENSTEIN SANDLER PC
    LOWENSTEIN SANDLER PC

                       [Letterhead of Shearman & Sterling]

                                  May 21, 1999


Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA  92868-3510

Re: Registration Statement on Form S-3 of Bergen Brunswig Corporation, Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III
         (Registration No. 333-74349)

Ladies and Gentlemen:

          We have acted as special New York counsel and are rendering this opinion in connection with the preparation of the above-referenced Registration Statement on Form S-3 (No. 333-74349) (the "Registration Statement"), which was filed by Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), and Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust," and collectively, the "Trusts"), on March 12, 1999 with the Securities and Exchange Commission (the "Commission"), and amended on May 14, 1999. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 aggregate public offering price of (i) Bergen's (a) senior unsecured debt securities (the "Senior Debt Securities"), which may be issued pursuant to an Indenture, dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association, as trustee (as amended or supplemented, the "Senior Indenture"); (b) subordinated unsecured debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an Indenture dated as of May 14, 1999 (as amended or supplemented, the "Subordinated Indenture"), between Bergen and Chase Manhattan Bank and Trust Company, National Association, as trustee; and (c) guarantees by Bergen of the preferred securities (the "Guarantees") described below pursuant to one or more preferred securities guarantee agreements (each a "Guarantee Agreement") to be entered into by Bergen; and (ii) preferred securities (the "Preferred Securities" and, together with the Debt Securities, the "Offered Securities") which may be issued by each Trust pursuant to their respective Declarations of Trust, as each may be amended (each a "Declaration"). The Offered Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

          This opinion is delivered in accordance with the requirements of item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering the opinions set forth below, we have also examined the original or a copy of certificates of public officials and corporate officers and have made such inquiries and investigations as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures and authority of all signatories of such documents, the authenticity of all documents submitted to us as originals or copies, and the conformity to the originals of all copies. We have also assumed: (i) that all documents executed by any person or entity, other than those delivered by Bergen, constitute the legal, valid and binding obligations of, and are enforceable against, all such persons or entities, and (ii) the legal right and power of each party (other than Bergen) under all applicable laws and regulations to perform its obligations. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Bergen and others.

          Our opinions set forth below are limited to the law of the State of New York and the federal law of the United States.

          The Offered Securities may be issued from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

               1. Assuming that the Senior Indenture and the Subordinated Indenture have been duly authorized, executed and delivered by Bergen and the applicable Trustee, when (i) the appropriate officers of Bergen have taken all necessary action pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be; and (iii) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Debt Securities will be validly issued and binding obligations of Bergen, enforceable against Bergen in accordance with their terms.

               2. With respect to the Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the applicable Declaration and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Declaration; (ii) the appropriate officers of Bergen have taken all necessary action to fix and determine the terms of the applicable Guarantees in accordance with the Board Resolutions; (iii) the terms of the applicable Preferred Securities and the related Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration, and the Restated Certificate of Incorporation and By-laws of Bergen, or result in a default (with the passage of time or otherwise) under or a breach of any contract, indenture, mortgage, loan agreement, note, lease or other instrument binding upon the applicable Trust or Bergen, and so as to comply with any requirement or restriction imposed by any court or governmental agency or authority having jurisdiction over the applicable Trust or Bergen; (iv) the applicable Guarantee Agreement has been duly authorized, executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement, the prospectus contained therein and the prospectus supplement relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the Property Trustee (as defined in the applicable Declaration) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; and (vii) the applicable Trust receives the agreed-upon consideration therefor, the applicable Guarantee will be a valid and binding obligation of Bergen enforceable in accordance with its terms.

          The opinions above are subject to the following qualifications:

               (a) The opinions as to enforceability are subject to: (i) the effect of bankruptcy, insolvency (including without limitation all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, (iii) in the case of any claim denominated in a foreign currency or currency unit, provisions of law that require that a judgment for money damages rendered in a court in the United States be expressed only in United States dollars, (iv) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, we express no opinion with respect to any Debt Securities that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

               (b) The opinions above with respect to the enforceability of the Guarantees are also subject to the qualification that certain of the guarantee and surety waivers contained in the Guarantees may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity or enforceability of any Guarantee, taken as a whole.

          We acknowledge that Lowenstein Sandler PC may rely upon this opinion. We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to us under the heading "Legal Opinions" or "Legal Matters" in the Registration Statement or any related prospectus supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                    /S/ SHEARMAN & STERLING